CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Prospectuses and Statements of Additional Information constituting parts of this Post-Effective Amendment No. 65 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated November 15, 1999, relating to the financial statements and financial highlights appearing in the September 30, 1999 Annual Reports to Shareholders of Stein Roe Balanced Fund, Stein Roe Growth & Income Fund, Stein Roe Disciplined Stock Fund, Stein Roe Growth Stock Fund, Stein Roe Growth Investor Fund, Stein Roe Midcap Fund, Stein Roe Large Company Growth Fund, Stein Roe Capital Opportunities Fund, Stein Roe Small Company Growth Fund, Stein Roe International Fund and Stein Roe Young Investor Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectuses and under the heading "Independent Accountants" in the Statements of Additional Information.


PRICEWATERHOUSECOOPERS LLP


PricewaterhouseCoopers LLP
Boston, Massachusetts
January 26, 2000